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                                                                    Exhibit 23.2

               Consent of Bilzin Sumberg Baena Price & Axelrod LLP

We consent to the reference to this firm under the caption titled "Florida Income Taxation" in the prospectus supplement which is part of the Registration Statement.



/s/ Bilzin Sumberg Baena Price & Axelrod LLP
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Bilzin Sumberg Dunn Baena Price & Axelrod LLP

August 21, 2003